Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Arcellx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2022 Equity Incentive Plan	457	(h)	1,512,859	(2)	$15.00	(3)	$22,692,885.00	0.0000927	$2,103.63
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to options outstanding under the 2022 Equity Incentive Plan	457	(h)	2,784,016	(4)	$15.00	(5)	$41,760,240.00	0.0000927	$3,871.17
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2022 Employee Stock Purchase Plan	457	(h)	312,500	(6)	$12.75	(7)	$3,984,375.00	0.0000927	$369.35
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to options outstanding under the 2017 Equity Incentive Plan	457	(h)	5,316,437	(8)	$5.62	(9)	$29,878,375.94	0.0000927	$2,769.73
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to restricted stock units outstanding under the 2017 Equity Incentive Plan	457	(h)	952,804	(10)	$15.00	(11)	$14,292,060.00	0.0000927	$1,324.87
	Total Offering Amounts							$112,607,935.94		$10,438.76
	Total Fee Offsets									—
	Net Fee Due									$10,438.76

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (Securities Act), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2022 Equity Incentive Plan (2022 Plan), the 2022 Employee Stock Purchase Plan (2022 ESPP) and the 2017 Equity Incentive Plan (2017 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents 1,512,859 shares of common stock reserved for issuance, after deducting options granted thereunder, and including 703,329 shares of common stock to be issued as restricted stock units, effective as of, and contingent upon, the filing of this Registration Statement, under the 2022 Plan as of the date of this Registration Statement. The number of shares of common stock available for issuance under the 2022 Plan will be increased by any shares of common stock subject to awards outstanding under the 2017 Plan that, on or after the effectiveness of the 2022 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. The maximum number of shares that can be added to the 2022 Plan from the 2017 Plan is 6,269,300. See footnotes 8 and 10 below.

(3)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $15.00 per share, which is the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated February 3, 2022 relating to its initial public offering.

(4)

Represents 2,784,016 shares of common stock reserved for issuance pursuant to options outstanding under the 2022 Plan as of the date of this Registration Statement. To the extent that any shares subject to awards under the 2022 Plan expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of common stock subject to such awards will become available for issuance under the 2022 Plan.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $15.00, the weighted average price per share of outstanding stock option awards under the 2022 Plan as of February 7, 2021.

(6)	Represents 312,500 shares of common stock reserved for issuance under the 2022 ESPP.
(7)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $15.00, which is the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated February 3, 2022 relating to its initial public offering. Pursuant to the 2022 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the common stock on the Enrollment Date or the Exercise Date (as such terms are defined in the 2022 ESPP).

(8)

Represents 5,316,437 shares of common stock reserved for issuance pursuant to options outstanding under the 2017 Plan as of the date of this Registration Statement. To the extent that, on or after the effectiveness of the 2022 Plan, any shares subject to awards under the 2017 Plan expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of common stock subject to such awards will become available for issuance under the 2022 Plan. See footnote 2 above.

(9)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $5.62, the weighted average price per share of outstanding stock option awards under the 2017 Plan as of February 7, 2021.

(10)

Represents 952,804 shares of common stock reserved for issuance pursuant to restricted stock units outstanding under the 2017 Plan as of the date of this Registration Statement. To the extent that, on or after the effectiveness of the 2022 Plan, any shares subject to awards under the 2017 Plan expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Registrant for payment of an exercise price or for satisfying tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest, the shares of common stock subject to such awards will become available for issuance under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan. See footnote 2 above.

(11)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $15.00 per share, which is the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated February 3, 2022 relating to its initial public offering.